EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in (1) the Registration Statement on Form S-8 (Registration No. 333-86749) pertaining to 1,975,000 shares of Dial-Thru International Corporation common stock, and (2) the Registration Statement on Form S-8 (Registration No. 333-23313) pertaining to 1,200,000 shares of Dial-Thru International Corporation common stock, and
 (3) the Registration Statement on Form S-3 (Registration No. 333-33523) pertaining to 863,364 shares of Dial-Thru International Corporation common stock, and (4) the Registration Statement on Form S-8 (Registration No. 333-36040 pertaining to 1,150,000 shares of Dial-Thru International Corporation common stock, and (5) the Registration Statement on Form S-3 (Registration No. 333-52870) pertaining to 2,254,285 shares of Dial-Thru International Corporation common stock, of our report dated January 7, 2000, with respect to the financial statements of Dial-Thru International Corporation and Subsidiaries for the year ended October 31, 2000.

                               /s/ KING GRIFFIN & ADAMSON P.C.